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                                                                    EXHIBIT 99.8

                         CONSENT OF LEHMAN BROTHERS INC.

         We hereby consent to the inclusion of our opinion letters, each dated October 7, 2001, to the Board of Directors of TeleCorp PCS, Inc. (the "Company") attached as Annex D to the Company's Proxy Statement/Prospectus and to the references to our firm in the Proxy Statement/Prospectus under the headings "Summary," "The Merger--Background of the Merger," "The Merger--TeleCorp's Reasons for the Merger; Recommendation of the TeleCorp Board" and "The Merger--Opinions of TeleCorp's Financial Advisors." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                             LEHMAN BROTHERS INC.

                                             By: /s/ BRADLEY A. WHITMAN
                                                ----------------------------
                                             Name: Bradley A. Whitman
                                             Title: Managing Director

New York, NY
November 28, 2001